EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO CHAPTER 63 OF TITLE 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Parlux Fragrances, Inc. (the "Company") on Form 10-K for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick E. Purches, Chief Executive Officer of the Company, hereby certify, pursuant to Chapter 63 of Title 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frederick E. Purches
Frederick E. Purches,
Chairman and Chief Executive Officer

June 29, 2010